UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2014, Pacific Sunwear of California, Inc. (the “Company”) announced that Amber Fredman-Tarshis, age 39, has been appointed Senior Vice President and Chief Marketing Officer of the Company. She will report directly to the Company’s Chief Executive Officer, Gary H. Schoenfeld.

Ms. Fredman-Tarshis was Senior Vice President and Chief Marketing Officer of Guess? Inc. from February 2012 to November 14, 2014. Prior to joining Guess?, Ms. Fredman-Tarshis was Senior Vice President and Chief Marketing Officer of The Hub Network from November 2009 to February 2012; Senior Vice President, Marketing of Victoria’s Secret from November 2006 to October 2009; and Vice President, Global Brand Management of Warner Bros. Entertainment from March 2002 to November 2006.

Ms. Fredman-Tarshis will receive a base salary of $400,000 and an annual incentive bonus opportunity based on the Company’s achievement of a pre-set financial target and her achievement of performance criteria to be established by the Chief Executive Officer. Ms. Fredman-Tarshis’ target incentive bonus will be 50% of her base salary with a maximum incentive bonus of 100% of her base salary. She will also receive a signing bonus of $50,000 which she would be obligated to repay if she voluntarily terminates her employment with the Company within two years of her start date (the “Repayment Period”) unless such termination is due to disability, circumstances giving rise to her constructive discharge, breach of the terms of her offer of employment, or other circumstances beyond her control. During the Repayment Period, Ms. Fredman-Tarshis will receive a daily pro-rata credit against repayment of the signing bonus for each day of her employment.

Ms. Fredman-Tarshis will be entitled to an equity award grant, subject to the approval of the Compensation Committee of the Board of Directors, of 125,000 restricted shares of the Company’s common stock. The restricted stock award will vest, subject to Ms. Fredman-Tarshis’ continued employment, in 25% installments on each of the first four anniversaries of the grant date.

Ms. Fredman-Tarshis will also be entitled to participate in the Company’s benefit plans on terms consistent with those generally applicable to the Company’s other executives, including (i) severance benefits under the Company’s Executive Severance Plan, as amended, which was previously filed as Exhibit 10.12 to the Company’s Form 10-K filed with the SEC on April 1, 2009 (the “ESP”), and (ii) severance benefits comparable to those under the ESP in the event the ESP is terminated or changed and not replaced with a comparable plan or arrangement, or the Company modifies or fails to provide or comply with any of the benefits, terms and conditions of her offer of employment without her written consent and she resigns as a result of such modification or failure.

Item 7.01 Regulation FD Disclosure

On November 18, 2014, the Company issued a press release announcing Ms. Fredman-Tarshis’ appointment as Senior Vice President and Chief Marketing Officer. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release issued by the Company on November 18, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Sr. Vice President, General Counsel and Human Resources

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